Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Post-Effective Amendment No. 98 to the Registration Statement No. 811-02546 on Form N-1A of Fidelity Commonwealth Trust: Fidelity 100 Index Fund.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
March 22, 2007